EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Municipal Investment Trust Fund,
Insured Series--300, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-11303 of our report dated December 12, 1996, relating to the Statement of Condition of Municipal Investment Trust Fund, Insured Series--300, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 12, 1996